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                                                                   Exhibit 24(a)

                               POWER OF ATTORNEY

                   Members of the Board of Administration of
            The TRW Employee Stock Ownership and Stock Savings Plan



         THE UNDERSIGNED members of the Board of Administration of The TRW Employee Stock Ownership and Stock Savings Plan (the "Plan") hereby appoint M.
A. Coyle, C. T. Harvie, W.S. Page, III and J. L. Manning, Jr., and each of them, as attorneys for the Plan and for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the Plan and the undersigned, to prepare or cause to be prepared, to execute and file from time to time with the Securities and Exchange Commission, Washington, D.C. (the "Commission") (i) an annual report on Form 11-K for the fiscal year ended December 31, 1994, or information in lieu thereof, and any transition reports under the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) a registration statement or statements on Form S-8 or any other appropriate form or forms pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering participations in the Plan, and, if appropriate, shares of Common Stock of TRW Inc. to be acquired, issued, contributed or sold in connection with the Plan; and (iii) any and all amendments, including post-effective amendments, and exhibits to such annual report and registration statements, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to the securities to which such registration statement(s) relate(s), with full power and authority to take or cause to be taken all other actions which in the judgment of such person may be necessary or appropriate to effect the filing of the annual report, or information in lieu thereof, under the Exchange Act or the registration under the Act of the participations in and, if appropriate, the shares of Common Stock of TRW Inc. offered or to be offered pursuant to the Plan.

         EXECUTED on the dates set forth below.



          /s/ J. E. Durk                          /s/ J. E. Lanz, Jr.
  -----------------------------           --------------------------------
            J. E. DURK                             J. E. LANZ, JR.
         Member of the Board                     Member of the Board
          of Administration                       of Administration
          February 6, 1995                        February 3, 1995



                                 /s/ R. N. Olsen
                          -----------------------------
                                  R. N. OLSEN
                              Member of the Board
                               of Administration
                                February 6, 1995